As Filed with the Securities and Exchange Commission on October 4, 2007
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MEDQUIST INC.
(Exact name of registrant as specified in charter)

New Jersey	22-2531298
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1000 Bishops Gate Boulevard
Suite 300
Mount Laurel, NJ 08054-4632
(856) 206-4200
(Address of principal executive offices)(Zip Code)
MEDQUIST INC. NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
(Full title of the plans)
Mark R. Sullivan
General Counsel, Chief Compliance Officer and Secretary
MedQuist Inc.
1000 Bishops Gate Boulevard
Suite 300
Mount Laurel, NJ 08054-4632
(Name and address of agent for service)
(856) 206-4200
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	maximum
Title of securities	Amount to be	maximum offering	aggregate	Amount of
to be registered	registered (1) (2)	price per share (3)	offering price(3)	registration fee(3)
Common Stock, no par value	150,000	$11.78	$1,767,000	$54.25

(1)	This registration statement (the “Registration Statement”) registers the issuance of 150,000 shares of the common stock, no par value (the “Common Stock”), of MedQuist Inc. (the “Registrant”), which are issuable pursuant to the MedQuist Inc. Non-Employee Director Deferred Compensation Plan (the “Plan”).

(2)	Pursuant to Rule 416, there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Plan and which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(3)	Estimated solely for the purpose of calculation of the registration fee in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”). The price and fee are computed based upon $11.78, the average of the high and low prices for the Common Stock reported on the “Pink Sheets” on October 2, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
               The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference to this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
               MedQuist Inc. (the “Registrant”) will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to MedQuist Inc., 1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, NJ, 08054, Attention: Mark Sullivan, General Counsel; telephone number (856) 206-4200.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
               The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Commission on August 31, 2007.

b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, each filed with the Commission on October 4, 2007.

c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 12, 2007, February 13, 2007, February 20, 2007, February 20, 2007, March 20, 2007, March 28, 2007, as amended on August 24, 2007, May 18, 2007, June 20, 2007, July 3, 2007, July 5, 2007, July 17, 2007, August 9, 2007, August 13, 2007, August 28, 2007 and September 25, 2007.

d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-3 (file no. 333-75005), filed with the Commission on March 25, 1999, as amended, including any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to the Registrant’s Common Stock.
               All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
               The Registrant’s Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Registrant or its shareholders for damages for breach of any duty in his or her capacity as a director owed to the Registrant or to the shareholders of the Registrant, except for liability for breach of the director’s duty of loyalty to the Registrant or its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any act or omission which results in receipt by the director of an improper personal benefit.
               Section 14A:3-5 of the New Jersey Business Corporation Act permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person’s acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.
               Article 10 of the Registrant’s Bylaws provides that the Registrant, to the fullest extent permitted by applicable law, shall indemnify all past and present directors or officers of the Registrant who were, or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Registrant or other entity) by reason of the fact that such director or officer is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in accordance with such action, suit or proceeding. The Registrant’s bylaws further provide that the Registrant shall advance any expenses incurred by an indemnified person in connection with defending a threatened, pending or completed civil or criminal action, suit or proceeding prior to the final disposition of such action, suit or proceeding if the indemnified party provides the Registrant with an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant. Notwithstanding the above, no indemnification or advancement or reimbursement of expenses shall be provided to an indemnified person (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act; (b) if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Registrant or its shareholders, (ii) were not in good faith or involved a knowing violation of law, or (iii) resulted in the receipt by such director or officer of an improper personal benefit; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid to, or for the benefit of, such person by an insurance carrier under a policy of liability insurance the premiums for which are paid by the Registrant or an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Registrant. The Registrant’s bylaws also provide that the Registrant may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, all persons (whether or not directors or officers) in all situations in which such indemnification, advancement or reimbursement of expenses is not made mandatory.
               The Registrant has entered into an indemnification agreement with certain of its officers and directors which provide that the Registrant will indemnify such person to the fullest extent permitted by law against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in conjunction with any suit in which he or she is a party or otherwise involved as a result of his or her service as a director or officer of the Registrant.
Item 7. Exemption From Registration Claimed.
               Not Applicable.
Item 8. Exhibits.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).
Item 9. Undertakings.
          (a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) If the Registrant is relying on Rule 430B:
(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or
(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mount Laurel, State of New Jersey, on October 4, 2007.

MEDQUIST INC.
By:	/s/ Howard S. Hoffmann
	Name:	Howard S. Hoffmann
	Title:	President and Chief Executive Officer

               Each person whose signature appears below hereby constitutes and appoints each of Howard S.
Hoffmann and Kathleen E. Donovan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.
               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 4, 2007:

Signature	Title

/s/ Howard S. Hoffmann Howard S. Hoffmann	President and Chief Executive Officer (principal executive officer)

/s/ Kathleen E. Donovan Kathleen E. Donovan	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ James Brennan James Brennan	Principal Accounting Officer

/s/ Stephen H. Rusckowski Stephen H. Rusckowski	Director

/s/ Clement Revetti, Jr. Clement Revetti, Jr.	Director

Signature	Title

/s/ Gregory M. Sebasky Gregory M. Sebasky	Director

/s/ N. John Simmons, Jr. N. John Simmons, Jr.	Director

/s/ Richard H. Stowe Richard H. Stowe	Director

/s/ John H. Underwood John H. Underwood	Director

/s/ Scott M. Weisenhoff Scott M. Weisenhoff	Director

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page hereto).